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                                                                  Exhibit (a)(9)


                         WRITTEN INSTRUMENT AMENDING THE
                              AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST
                             OF PACIFIC SELECT FUND


         RESOLVED, that the undersigned, being a majority of the Trustees of Pacific Select Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 6.2 of the Amended and Restated Agreement and Declaration of Trust, dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000, December 27, 2000, October 8, 2001, October 10, 2001 and November 28, 2001 ("Declaration of Trust"), hereby amend the Declaration of Trust to redesignate the name of the REIT Portfolio as the Real Estate Portfolio.


         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 30th day of April 2002.


 /s/ Thomas C. Sutton                        /s/ Lucie H. Moore
-------------------------------             -----------------------------------
Thomas C. Sutton                             Lucie H. Moore
Trustee                                      Trustee


 /s/ Richard L. Nelson                       /s/ Alan Richards
-------------------------------             -----------------------------------
Richard L. Nelson                            Alan Richards
Trustee                                      Trustee


 /s/ Lyman W. Porter
-------------------------------
Lyman W. Porter
Trustee

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                             PRESIDENT'S CERTIFICATE

       The undersigned, being the duly appointed, qualified and active President of Pacific Select Fund (the "Trust"), hereby certifies that Section 6.2 of the Trust's Amended and Restated Agreement and Declaration of Trust dated October 28, 1999 and amended on April 28, 2000, August 14, 2000, August 25, 2000,
December 27, 2000, October 8, 2001, October 10, 2001 and November 28, 2001 (the "Declaration of Trust") has been duly amended in accordance with the provisions of Section 11.4 of the Declaration of Trust.


Date:  April 30, 2002                        /s/ Glenn S. Schafer
      ---------------                       ----------------------------------
                                            Glenn S. Schafer
                                            President